Exhibit 99.1

PRESS RELEASE Spring Lake, Michigan, April 30, 2014

VICTORY ELECTRONIC CIGARETTES CORPORATION ANNOUNCES NEW CHIEF FINANCIAL AND
ADMINISTRATIVEOFFICER, JIM MCCORMICK

●	Senior leader with global public company CFO & CEO experience will fortify Victory’s leadership team.
●	Brings global financial leadership capabilities as Victory accelerates its global electronic cigarette industry consolidation

SPRING LAKE, MICHIGAN, April 30, 2014 – Victory Electronic Cigarettes Corporation (OTCQB: ECIG), today announced that Jim McCormick has been appointed as the new Chief Financial and Administrative Officer of the Corporation.   In this role, Mr. McCormick will be responsible for all finance, tax treasury, legal, human resources, corporate strategy and external growth, and investor relations for the firm.  Mr. McCormick is a 16 year veteran of British American Tobacco and its associates (BAT) having served in multiple chief financial and general management capacities in key markets around the world.  Most recently, Mr. McCormick was the Chief Financial Officer of Sodexo’s North American Corporate Services Division.

Jim McCormick brings a long history of successful senior international executive experience to Victory having held CFO and CEO roles in the UK, Argentina, Singapore, Trinidad, Turkey, and Africa.  In these roles he rapidly progressed through increasing levels of leadership and responsibility as one of the key leaders in one of the world’s largest tobacco companies.  In each of these roles he led his operations to significant levels of volume, share and EBITDA growth in highly competitive and regulated environments.

Brent Willis, Chairman and Chief Executive Officer of Victory commented, “Jim McCormick is an outstanding leader with tremendous international breadth in both general management and financial capacities.   He brings strong financial acumen, mergers and acquisition insight, and industry specific knowledge to the group.    I am confident that his addition to Victory will accelerate the firm in its objective to be the world leader in in electronic cigarettes.”

McCormick stated, “I am extremely pleased to be a part of Victory and am confident that my previous experience in the tobacco industry will be an invaluable addition to the team.  This group has built world-class capabilities in virtually every critical aspect of the business in a very short period of time, and I look forward to doing the same within the finance, human resources and other support functions.“

Jim McCormick will be replacing Robert Hartford, former Victory CFO who will be assuming the role as head of franchising for the company’s retail stores and retail mobile kiosk units.

About Victory

Victory Electronic Cigarettes Corporation is dedicated to providing a cleaner and healthier alternative to smoking for all, and intends to empower smokers to regain their freedom. Victory is the largest independent electronic cigarette company in the world, owns the trademarks VAPESTICK®, FIN®, Victory®, GreenStix®, VIP® and others.  The company owns multiple subsidiary companies and has operations in North America, Central America, Latin America, Western Europe, and Asia.  Victory offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands.   The Company’s website is www.victoryecigs.com.

Safe Harbor Disclosure

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of Victory, including statements regarding Victory’s expectation to see continued growth.  The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends.  Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: Victory’s reliance on additional financing, Victory’s profitability and financial health, risks associated with Victory’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept Victory’s products; Victory relies on a single class of products; existing or pending patents may affect Victory’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, Victory undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:
Suzanne Garcia
Manager, Investor Relations
Tel: (616) 384-3272
Email: suzanne@victoryecigs.com
www.victoryecigs.com